UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 23, 2009

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Actions

On March 23, 2009, the Compensation, Human Resources and Management Succession Committee (the “Committee”) of the Board of Directors of Equifax Inc. (the “Company”) reviewed and approved the fiscal year 2009 performance measures for the annual incentive program for named executive officers pursuant to the Annual Incentive Plan (“AIP”), adopted under the Company’s shareholder-approved 2008 Omnibus Incentive  Plan.  The named executive officers include Richard F. Smith, Chairman and Chief Executive Officer; Lee Adrean, Corporate Vice President and Chief Financial Officer; Coretha M. Rushing, Corporate Vice President and Chief Human Resources Officer; Kent E. Mast, Corporate Vice President and Chief Legal Officer; and William W. Canfield, President, TALX.

For the 2009 AIP, the Committee approved a formula for determining the maximum annual incentive award amounts to the named executive officers.  The formula reflects the Company's intention to qualify, to the extent possible, cash compensation paid to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under the formula, the maximum award amount for each named executive (other than the Chief Executive Officer) is 0.2% of the Company's 2009 operating income, and the maximum award amount for the Chief Executive Officer is 1.0% of the Company's 2009 operating income.  In addition, individual AIP award amounts are subject to the shareholder-approved maximum as described in the 2008 Omnibus Incentive Plan of $5 million.  As permitted under the 2008 Stock Incentive Plan, the Committee intends to use negative discretion from these amounts to determine the actual payouts pursuant to the methodologies described below.  The 2009 AIP maximum award formula is not intended to increase 2009 AIP award levels beyond those that the Committee would otherwise approve consistent with the methodologies described below.

Subject to the foregoing formula and plan limits, each named executive officer will have a target incentive award opportunity expressed as a percentage of base salary paid during the performance year. Bonus targets are 60% of base salary (100% for Mr. Smith and 75% for Mr. Canfield), unchanged from each of their incentive opportunity targets in 2008. Actual awards can range from 0% to 200% of target, depending on performance against pre-determined goals

The 2009 goals for named executive officers other than Mr. Canfield will be based on the Company’s adjusted earnings per share, revenue and individual management objectives, weighted at 65%, 15% and 20%, respectively, of the targeted incentive.  Adjusted earnings per share and revenue will be measured in constant U.S. dollars based on the Company’s 2009 budgeted foreign exchange rate.  Adjusted earnings per share is defined as earnings per share excluding acquisition-related amortization expense, net of tax, and certain other items designated by the Committee.

Mr. Canfield’s 2009 AIP goals as a business unit leader will be based on the following goals and corresponding weights (shown as a percentage of the total target incentive): Company adjusted earnings per share as described above (30%), TALX operating income (20%), TALX revenue (30%), and individual management objectives (20%).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and Chief Legal Officer

Date: March 27, 2009